Shrink Nanotechnologies Signs Exclusive Worldwide Licensing Agreement with Corning for Modular Microfluidic System

“Plug and Play” Integrated System to Offer Researchers New Tools to Rapidly Build Next Generation Biosensors and Immunodiagnostic Devices

CARLSBAD, CA – October 8, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKN), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors, and biotechnology research and development tools businesses, announced today that it has entered into a licensing agreement with Corning Incorporated (NYSE: GLW).

In exchange for a commercial royalty, Shrink retains an exclusive right to use and sublicense Corning’s patent-pending modular microfluidic system for at least eight years.

The patent-pending Corning modular microfluidic system has been widely published and has generated significant interest from commercial and academic interests since it was first published in 2008 in Lab on a Chip, a high impact academic journal.  This system is the world’s first fully functional plug and play modular microfluidics system that truly allows for integrated high PSI connectors, electronics and pumps. This system is capable of being used in numerous commercial research applications where ultra-fast microfluidic design prototyping is desired, in biochemical, biomedical and cell-based drug discovery applications to name a few. Shrink intends to develop this system as a premium microfluidic product offering throughout North America, Europe and Asia.

Click here for more information about this new system:

http://www.shrinknano.com/corning-relationship

“One of Shrink’s missions within its ShrinkChips Subsidiary is to make low cost, high quality, integrated and flexible microfluidic systems for a growing microfluidics market.  In order to compliment our lower cost NanoShrink brand offerings, which will launch this year, we are pleased to be able to also design, build and offer for sale, a platform based on Corning’s patent-pending modular system, which we believe is truly unique and gives researchers unparalleled flexibility to, “on the fly,” conduct important biotechnology experiments,” said Mark L. Baum, CEO of Shrink Nanotechnologies, Inc.  Baum continued, “Corning’s Corporate Research Lab is an extremely impressive organization with tremendous resources that we believe we will be able to leverage over the coming year as we develop this unique technology. We look forward to working with Corning’s team to make this agreement a success and to get this important technology to market.”

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. (www.shrinknano.com) is a one-of-a-kind FIGA™ organization, which focuses on leveraging contributions from experts in Finance, Industry, Government and Academia. Operating as a high-technology development-stage company, Shrink owns and develops proprietary and patent-pending nano-sized technologies, components and product systems. The Company's unique NanoShrink™ material is a pre-stressed polymer which is used in a patent pending manufacturing platform with numerous applications in the solar energy, human and animal diagnostics, and biotechnology research and development tools industries.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of Shrink Nanotechnologies and Corning Incorporated and their respective management teams. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management’s current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink’s ability to obtain additional financing and to build and develop markets for Shrink’s biotechnology technologies and products, including those discussed in this press release. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink’s success are more fully disclosed in Shrink’s most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205
Learn more about Shrink:
Corporate Website
Company Blog
Shrink Biological Research Tools
Shrink Diagnostics
NanoShrink (TM) Technology
Scientific Founder Dr. Michelle Khine